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                                                                  EXHIBIT 10.5.3




                                    AMFM INC.

                               SECOND AMENDMENT TO
                           1995 STOCK OPTION PLAN FOR
                     EXECUTIVE OFFICERS AND KEY EMPLOYEES OF
                           EVERGREEN MEDIA CORPORATION

         THIS SECOND AMENDMENT TO THE 1995 STOCK OPTION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES OF EVERGREEN MEDIA CORPORATION (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of July 5, 2000.

                                    RECITALS

         WHEREAS, the Company is the successor in interest to the obligations of Evergreen Media Corporation under the 1995 Stock Option Plan for Executive Officers and Key Employees of Evergreen Media Corporation (the "Plan");

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 4.3(c) of the Plan is amended and restated in its entirety to read as follows:

                  (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable; provided, however, that anything in the Plan or the terms of any Option to the contrary notwithstanding, with respect to any Options outstanding immediately after the Clear Channel Merger, if on or before the second anniversary of the Clear Channel Merger, (i) the employment of any Optionee terminates for any reason other than death, disability or cause, or (ii) an Optionee who is an Employee resigns after any action by the Company or any parent or Subsidiary of the Company which results in a material diminution in the position, compensation, authority, duties or responsibilities of the Optionee or requires the Optionee to relocate to another city which is more than 50 miles from the Optionee's then current location of employment, then the Options of such Optionee shall vest and become fully exercisable and such Optionee shall have the right to exercise his or her Options for the full amount of shares underlying the Options until the termination of the Options in accordance with their terms without regard, however, to any provisions regarding Termination of Employment contained therein.


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         2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                       AMFM INC.


                                       By:         /s/ W. Schuyler Hansen
                                                -------------------------
                                       Name:    W. Schuyler Hansen
                                       Title:   Senior Vice President and
                                                Chief Accounting Officer


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